Exhibit 10.3

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of                              , 2005 by and between Novoste Corporation, a Florida corporation (the “Company”), and                      (the “Indemnitee”), a director and/or officer of the Company.

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that the Company should act to assure its directors and officers that there will be adequate certainty of protection through indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company has adopted provisions in its Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and Fourth Amended and Restated By-Laws (the “By-Laws”) providing for indemnification of its officers and directors, and the Company wishes to supplement the rights and obligations of the Company and the Indemnitee with respect to indemnification;

WHEREAS, Section 607.0850 of the Florida Business Corporation Act, as amended (the “FBCA”), specifically contemplates that agreements may be entered into between the Company and its directors and officers with respect to indemnification of such directors and officers;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its shareholders; and

WHEREAS, the Company desires to have the Indemnitee continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and the Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;

NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. For the purposes of this Agreement, the terms below shall have the indicated meanings except where the context in which such term is used in this Agreement clearly indicates otherwise:

(a) “Change in Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities; (ii) during any period of 24 consecutive calendar months, beginning on the date of this Agreement, those individuals (the “Continuing Directors”), who (A) were directors of the Company on the first day of any such period or (B) subsequently became directors of the Company and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the Board of Directors, cease to constitute a majority of the Board of Directors; (iii) the shareholders of the Company approve a merger or consolidation of the Company or any subsidiary of the Company with any other corporation or entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iv) the shareholders of the Company approve a proposal to dissolve the Company or a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or (v) a liquidator, trustee or other similar person is appointed for all, or substantially all, of the assets of the Company.

(b) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by the Indemnitee.

(c) “Disinterested Shareholder” means a shareholder of the Company who is not or was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by the Indemnitee.

(d) “Expenses” means any and all costs and expenses (other than Liabilities), including but not limited to attorney’s fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), actually and reasonably paid or incurred by the Indemnitee on account of or in connection with any Proceeding.

(e) “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporation and securities law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning (A) the

Indemnitee under this Agreement or (B) other individuals who are “indemnitees” under similar indemnification agreements with the Company) or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the laws of the State of Florida or any other applicable law, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising or relating to this Agreement or its engagement pursuant hereto.

(f) “Liabilities” means any and all liabilities of every type whatsoever (other than Expenses), including but not limited to, judgments, assessments, fines, penalties, excise or other taxes (including any excise tax assessed with respect to any employee benefit plan) and amounts paid in settlement, and including interest on any of the foregoing, actually and reasonably paid, incurred or suffered by the Indemnitee on account of or in connection with any Proceeding.

(g) “Losses” mean Expenses and Liabilities.

(h) “Proceeding” means any threatened, pending or completed investigation, claim, action, suit, appeal, arbitration, alternate dispute resolution mechanism, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) and whether formal or informal.

(i) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

SECTION 2. Right to Indemnification. The Company shall indemnify to the fullest extent permitted by applicable law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). Without in any manner limiting the generality of the immediately preceding sentence, but subject to and upon the terms and conditions of this Agreement, the Company shall indemnify and hold harmless the Indemnitee in the event that he or she was or is a party to or is involved or becomes involved in any manner (including, without limitation, as a party, intervenor or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including but not limited to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity), against all Losses, actually and reasonably incurred by him or her in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any Expenses reasonably incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

SECTION 3. Indemnification for Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

SECTION 4. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses actually and reasonably incurred by the Indemnitee in a Proceeding, but not, however, for the total amount thereof, the Company shall indemnify the Indemnitee for the portion of such Losses to which the Indemnitee is entitled.

SECTION 5. Indemnification; Not Exclusive Right. The right of indemnification provided in this Agreement shall not be exclusive of and shall be in addition to, and not in lieu of, any other rights to which the Indemnitee may otherwise be entitled under applicable law, the Articles of Incorporation, the By-Laws or otherwise. Nothing in this Agreement shall diminish or otherwise restrict the Indemnitee’s right to indemnification under applicable law, the Articles of Incorporation, By-Laws or otherwise.

SECTION 6. Limitation on Indemnification. Notwithstanding Section 2 of this Agreement, no indemnification or advancement of Expenses shall be made under this Agreement to or on behalf of the Indemnitee to the extent that:

(a) a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(i) a violation of the criminal law, unless the Indemnitee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(ii) a transaction from which the Indemnitee derived an improper personal benefit;

(iii) if the Indemnitee is a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA are applicable to the Indemnitee; or

(iv) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; or

(b) a final decision by a court having jurisdiction in the matter shall determine that such indemnification or advancement of Expenses is not lawful.

SECTION 7. Procedures for Advancement of Expenses and Indemnification; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of Expenses and the right to indemnification under this Agreement:

(a) Advancement of Expenses. All Expenses reasonably incurred by or on behalf of the Indemnitee in the defense of or other involvement in or otherwise in connection with any Proceeding shall be advanced to the Indemnitee by the Company within twenty (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses pursuant to this Agreement. The Company shall not require Indemnitee to secure Indemnitee’s undertaking to reimburse any such amounts.

(b) Procedure for Determination of Entitlement to Indemnification.

(i) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Corporate Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than thirty (30) days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Corporate Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

(ii) Unless pursuant to a determination by a court, the Indemnitee’s entitlement to indemnification under this Agreement prior to any Change in Control shall be determined in one of the following ways:

(A) by the Board of Directors by a majority vote of a quorum consisting of the Disinterested Directors;

(B) by a majority vote of a committee duly designated by the Board of Directors (in which designation the directors who are not Disinterested Directors may participate) consisting solely of two or more Disinterested Directors;

(C) by Independent Counsel, to which the Indemnitee does not reasonably object, (x) selected by the Board of Directors or a committee thereof as prescribed in Sections 7(b)(ii)(A) and (B), respectively, or (y) if such quorum of Disinterested Directors cannot be obtained or the committee cannot be designated, selected by a majority vote of the full Board of Directors (in which directors who are not Disinterested Directors may participate);

(D) by the shareholders of the Company by a majority vote of a quorum consisting of Disinterested Shareholders or, if such quorum is not obtainable, by a majority vote of Disinterested Shareholders; or

(E) as provided in Section 7(c).

(iii) If a Change in Control shall have occurred, the Indemnitee’s entitlement to indemnification under this Agreement shall be determined by Independent Counsel, to which the Board of Directors (or the board of directors of the surviving entity or the successor entity if the Company does not survive the Change in Control) does not reasonably object, selected by the Indemnitee.

(c) Presumptions and Effect of Certain Proceedings.

(i) Except as otherwise expressly provided in this Agreement, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 7(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 7(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law.

(ii) For purposes of this Agreement, the termination of any Proceeding, or of any claim, issue or matter herein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(d) Remedies of Indemnitee.

(i) In the event that a determination is made pursuant to Section 7(b) that the Indemnitee is not entitled to indemnification under this Agreement, the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either at the Indemnitee’s sole option, in (A) an appropriate court of the State of Florida or any other court of competent jurisdiction or (B) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; it being understood that any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and in any such judicial proceeding or arbitration the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Agreement.

(ii) If a determination shall have been made or deemed to have been made, pursuant to Sections 7(b) or (c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that advancement of Expenses is not timely made pursuant to Section 7(a) or payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 7(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company’s obligation to pay to the Indemnitee such advancement of Expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action in an appropriate court of the State of Florida or any other court of competent jurisdiction contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7(d) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(iv) In the event that the Indemnitee, pursuant to this Section 7(d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses (including attorneys’ fees) actually and reasonably incurred by him or her if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, all such expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be paid.

SECTION 8. Notification and Defense of Claim. Promptly after receipt of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, but the omission so to notify the Company will not relieve the Company from any liability that the Company may have to the Indemnitee under this Agreement unless the Company is materially prejudiced thereby. With respect to any such Proceeding as to which the Indemnitee notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided below, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of the Company’s election so to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and disbursements of such counsel incurred after notice from the Company of the Company’s assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the engagement of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, (iii) such Proceeding seeks penalties or other relief against the Indemnitee with respect to which the Company could not provide monetary indemnification to the Indemnitee (such as injunctive relief or incarceration) or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and disbursements of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which the Indemnitee shall have reached the conclusion specified in (ii) above, or which involves penalties or other relief against the Indemnitee of the type referred to in (iii) above.

(c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s prior written consent; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid by the Indemnitee in settlement if Independent Counsel has approved the settlement. The Company shall not settle any action or claim in any manner that would impose any fine, penalty, limitation or obligation on Indemnitee without the Indemnitee’s prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold its, or his or her, respective consent to any proposed settlement.

SECTION 9. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee or agent of the Company or is serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity) and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity). This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law or otherwise) and shall inure to the benefit of and be enforceable by the heirs, executors, administrators, estate or other legal representatives of the Indemnitee. The Company shall require and cause any successor (including any such transferee or any successor by merger or operation of law or otherwise) by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform the obligations of the Company pursuant to this Agreement.

SECTION 10. Contribution. If the indemnification provided for in this Agreement is unavailable and may not be paid to the Indemnitee for any reason, then in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute, to the extent it is not prohibited from doing so, to the amount of Losses paid or payable by the Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such Proceeding arose and (b) the relative fault of the Company on the one hand and of the Indemnitee on the other in connection with the events which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

SECTION 11. Severability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and the Indemnitee and any such prior agreements shall be deemed automatically terminated upon execution and delivery of this Agreement by the Company and the Indemnitee; provided, however, that the contract rights conferred upon the Indemnitee in this Agreement shall be in addition to, and shall not replace or extinguish, the indemnification rights conferred upon the Indemnitee in the Articles of Incorporation and the By-Laws, as well as any indemnification rights conferred upon the Indemnitee as a third party or other intended beneficiary of an agreement and plan of merger or similar agreement.

SECTION 12. Company’s Right to Indemnification. Nothing in this Agreement shall diminish, limit or otherwise restrict or modify in any way the Company’s right to indemnification or contribution from an Indemnitee or an Indemnitee’s obligation to indemnify or hold harmless the Company under any agreement, instrument, commitment or understanding now or hereafter in effect.

SECTION 13. Amendments and Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No delay or failure on the part of any party in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

SECTION 14. Liability Insurance. To the extent that the Company maintains an insurance policy providing liability insurance for directors and officers of the Company or for directors, officers, employees, agents or fiduciaries of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies (as applicable to the capacity(ies) in which such Indemnitee serves). If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

SECTION 15. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution and delivery of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

SECTION 16. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

SECTION 17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

SECTION 18. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.

SECTION 19. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given upon receipt by the parties at the following (or at such other address for a party as shall be specified by like notice):

(a)	if to the Indemnitee:

___________________

___________________

___________________

Fax:

(b)	if to the Company:

Novoste Corporation

4350 International Blvd.

Norcross, GA, 30093

Attention: General Counsel and Corporate Secretary

Fax: (770) 717-0673

SECTION 20. Counterparts. This Agreement may be executed and delivered in or more counterparts, each of which shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or have caused this Agreement to be executed and delivered as of the day and year first above written.

NOVOSTE CORPORATION

By:
Name:
Title:

INDEMNITEE

By:
Name: